Registration No. 333-137267
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 3
to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EQUITY OFFICE PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	36-4151656
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
c/o EOP Operating Limited Partnership
Two North Riverside Plaza, Suite 2100
Chicago, Illinois 60606
(312) 466-3300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
EOP OPERATING LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware	36-4156801
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
Two North Riverside Plaza, Suite 2100
Chicago, Illinois 60606
(312) 466-3300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Stanley M. Stevens, Esq.
Executive Vice President, Chief Legal Counsel and Secretary
Two North Riverside Plaza, Suite 2100
Chicago, Illinois 60606
(312) 466-3300
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to

Imad I. Qasim, Esq.	John D. Lobrano, Esq.
Kevin F. Blatchford, Esq.	Simpson Thacher & Bartlett LLP
Sidley Austin LLP	425 Lexington Avenue
One South Dearborn	New York, New York 10017-3954
Chicago, Illinois 60603	(212) 455-2000
(312) 853-7000

Pursuant to this Post-Effective Amendment No. 3, the Registrants hereby deregister all securities registered pursuant to this Registration Statement No. 333-137267 which remain unsold.

DEREGISTRATION OF UNSOLD SECURITIES
     EOP Operating Limited Partnership (the “Company”) issued $1.5 billion aggregate principal amount of its 4.00% Exchangeable Senior Notes due 2026 (the “Notes”) in a private placement completed in June 2006. The Notes are exchangeable for common shares of beneficial interest, par value $0.01 per share (the “Shares”), of Equity Office Properties Trust (“EOPT”) under certain circumstances. Pursuant to a registration rights agreement dated June 27, 2006 (the “Registration Rights Agreement”), the Company and EOPT agreed to file a shelf registration statement permitting the resale of the Notes and the Shares, if any, issued upon the exchange of the Notes. On September 12, 2006, the Company and EOPT filed a Registration Statement on Form S-3 (File No. 333-137267) (together with all amendments and prospectus supplements thereof, the “Registration Statement”) with the Commission permitting the resale of the Notes and the Shares, if any, issued upon the exchange of the Notes. The Registration Statement became effective on December 20, 2006.
     On December 26, 2006, the Company commenced a consent solicitation that, among other things, sought the consents of holders of the Notes to eliminate the obligations under the Registration Rights Agreement to maintain the Registration Statement. On January 9, 2007, the Company obtained the consents required to eliminate the obligations under the Registration Rights Agreement to maintain the Registration Statement, and such obligations were eliminated on February 9, 2007. Accordingly, the Company and EOPT are deregistering all securities registered pursuant to the Registration Statement which remain unsold.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Blackhawk Acquisition Trust (as successor by merger to Equity Office Properties Trust) has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 9, 2007.

BLACKHAWK ACQUISITION TRUST

By:	/s/ Kenneth A. Caplan
Kenneth A. Caplan
Vice President and Secretary
     We, the undersigned trustees and officers of Blackhawk Acquisition Trust, do hereby constitute and appoint Kenneth A. Caplan and Frank Cohen and each and either of them, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and our behalf in our capacities as trustees and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable Blackhawk Acquisition Trust to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, any and all amendments, including post-effective amendments, hereto; and we hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of February 9, 2007.

Signature	Title

/s/ Jonathan D. Gray	President and Chief Executive Officer
Jonathan D. Gray	(principal executive officer)

/s/ Kenneth A. Caplan	Vice President, Secretary and Trustee
Kenneth A. Caplan	(principal financial officer)

/s/ Frank Cohen	Vice President, Treasurer and Trustee
Frank Cohen	(principal accounting officer)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 9, 2007.

EOP OPERATING LIMITED PARTNERSHIP

By: Blackhawk Acquisition Trust (as successor by merger to Equity Office Properties Trust), its general partner

By:	/s/ Kenneth A. Caplan
Kenneth A. Caplan
Vice President and Secretary
     We, the undersigned trustees and officers of Blackhawk Acquisition Trust, do hereby constitute and appoint Kenneth A. Caplan and Frank Cohen and each and either of them, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and our behalf in our capacities as trustees and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable Blackhawk Acquisition Trust to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, any and all amendments, including post-effective amendments, hereto; and we hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of February 9, 2007.

Signature	Title

/s/ Jonathan D. Gray	President and Chief Executive Officer
Jonathan D. Gray	(principal executive officer)

/s/ Kenneth A. Caplan	Vice President, Secretary and Trustee
Kenneth A. Caplan	(principal financial officer)

/s/ Frank Cohen	Vice President, Treasurer and Trustee
Frank Cohen	(principal accounting officer)